Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Peoples Financial Services Corp. of our reports dated August 12, 2013, relating to the consolidated financial statements of Peoples Financial Services Corp. and Subsidiaries, which are included in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ ParenteBeard LLC

Allentown, Pennsylvania

August 13, 2013